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                                                                  Exhibit 23

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98395, 033-64847 and 333-98393), Form S-4
(Nos. 333-100297 and 333-88962), and Form S-3 (No. 333-117833) of Kellwood
Company of our report dated March 10, 2005, except for Note 15 which is as of March 15, 2005, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
March 16, 2005